Exhibit 10.11.1(b)

SPROUTS FARMERS MARKET, INC.

RSU Agreement

Cover Sheet

Sprouts Farmers Market, Inc., a company organized under the laws of the State of Delaware (“Company”), hereby grants an award of restricted stock units (“RSUs”) to the individual named below. The terms and conditions of the RSUs are set forth in this cover sheet (“Cover Sheet”), in the attached RSU Agreement (the “Agreement”) and in the Sprouts Farmers Market, Inc. 2022 Omnibus Incentive Compensation Plan (as may be amended from time to time, the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Grant Date:
Number of RSUs:
Vesting Schedule:
Delivery of Shares:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan. The Company has the right to rescind this award, if you do not sign and return this Cover Sheet within 60 days of the Grant Date.

Signature: _____________________ Date: _______________

SPROUTS FARMERS MARKET, INC.

By:

Name:

Title:

SPROUTS FARMERS MARKET, INC.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

RSU AGREEMENT

Right to Shares	The award of RSUs represents your right to receive, and the Company’s obligation to deliver, one Share per RSU, subject to the terms and conditions of this Agreement, the Plan and the Cover Sheet.

Vesting

The RSUs awarded to you will vest in accordance with the schedule set forth in the Cover Sheet.

All RSUs will cease vesting as of the date your service with the Company has terminated for any reason, except as set forth herein.

Delivery; Settlement

As soon as practicable following vesting, a number of Shares equal to the number of RSUs which vest shall be delivered in a lump sum in settlement of such RSUs, and upon such delivery, you shall have no further rights with respect to those RSUs.

Change in Control

Notwithstanding the foregoing or the Cover Sheet, immediately prior to a Change in Control, all RSUs then outstanding shall vest and be settled for a number of Shares equal to the number of such vested RSUs.

Termination due to Death or Disability	Should your service with the Company terminate due to death or Disability, then all RSUs that have not yet vested shall vest upon such termination.

Termination

Should your service with the Company terminate for any reason, except due to death or Disability as described above, all of your RSUs then outstanding will terminate, and you will no longer have any right to receive any Shares (or Dividend Equivalents, as defined below) in respect of such RSUs.

The grant of RSUs does not confer upon you any right to continued service as a member of the Company’s Board of Directors or interfere with the Company’s right to remove you from the Board in the manner set forth in the Company’s bylaws.

Restrictions on Resale and Settlement

By signing this Agreement, you agree not to sell any Shares received upon settlement of RSUs at a time when applicable laws, regulations or Company policies prohibit a sale.

The Company’s obligation to deliver Shares upon settlement of the RSUs shall be subject to applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

Transfer of RSUs

You cannot transfer or assign RSUs or your right to receive Shares upon settlement of RSUs. For instance, you may not sell RSUs or use them as security for a loan. If you attempt to do any of these things, your RSUs will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your RSUs in any way.

Stockholder Rights; Dividend Equivalent Rights

You, or your estate or heirs, have no rights as a stockholder of the Company in respect of RSUs until Shares have been delivered in settlement of the RSUs. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are delivered, except as described in the Plan.

However, to the extent you hold RSUs on the record date of any cash dividend on Shares, you will contingently be entitled to a payment in an amount, per RSU held, equal to the amount of the cash dividend declared and paid in respect of one Share (a “Dividend Equivalent”). This Dividend Equivalent right will be subject to the same vesting schedule applicable to the related RSUs and shall be paid to you if and to the extent that the related RSUs vest as soon as practicable following such vesting. Any Dividend Equivalents, to the extent they become payable, will be subject to applicable withholding taxes.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

409A

This Agreement and the RSUs are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code. However, neither the Company nor any Affiliate of the Company shall have any responsibility or liability if the RSUs are not compliant with, or exempt from, Section 409A of the Code. If the RSUs are subject to Section 409A of the Code, payments to be made upon a termination of service shall only be made upon a “separation from service” under Section 409A of the Code. If you are a Key Employee and any distribution with respect to the RSUs is to be distributed on a separation from service, such distribution shall be postponed for six months as set forth in Section 19(f)(iii) of the Plan, if applicable.

The Plan and Other Agreements

The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.